                                                                   EXHIBIT 10.12

                              EX-10
                              Ex. 10.12 - L.C. Facilitation Agreement


                     LETTER OF CREDIT FACILITATION AGREEMENT

This Letter of Credit Facilitation Agreement ("Agreement") is entered into this 16th day of January, 1995, by and between Northern Automotive Corporation, an Arizona corporation ("Northern") and First Interstate Bank of Arizona, N.A. ("Bank"), wherein the parties agree as follows:

SECTION 1 - RECITALS

1.1 Northern has applied or will apply to Bank for financial  accommodations  in
the  nature  of  commercial  letters  of  credit   (collectively   "Credits"  or
individually "Credit") for the account of Northern.

1.2 Bank has agreed to issue such Credits as it may, from time to time, approve in its sole and absolute discretion, subject to the terms and conditions set forth in this Agreement; provided, however, this Agreement shall not constitute any express or implied commitment on the part of Bank to issue any letter of credit.

SECTION 2 - ISSUANCE OF LETTERS OF CREDIT

2.1 In the event that Northern desires Bank to issue any individual Credit, Northern shall complete and execute an Application for Commercial Letter of Credit and Commercial Letter of Credit Agreement (collectively, the "Application") using Bank's standard forms which may be amended from time to time by Bank. Northern shall comply with all requirements of Bank with respect to the Application and approval of each letter of credit for which an Application is submitted,

2.2 Upon Bank's acceptance of each Application Bank shall, at its option, issue each specific Credit for the account of Northern consistent with the Application and its standard practices. Each Credit shall be subject to the fees and charges specified in Exhibit A.

2.3 Northern has established a non-interest bearing account with Bank, specifically Account No. __________ (the "Account"). Immediately upon notice from Bank (which may be by telephone or telefax) that Bank has received a draft or request for payment under a Credit, Northern shall deposit in the Account, in immediately available funds, amounts sufficient to satisfy the aggregate amounts of such Credit, plus all fees, charges, costs and expenses. Bank is hereby authorized and instructed to withdraw from the Account, as hereinafter defined, all amounts necessary to satisfy each draft or other request for payment drawn under each Credit (whether drawn before, on or after the expiry date specified in the Credit), together with any and all earned charges or other costs for such Credit. Should any specific Credit remain undrawn after fifteen (15) days after its expiry date, Bank agrees to reimburse Northern the amount of such Credit, exclusive of all earned fees and other costs, unless Bank has reason to believe such Credit has been drawn.

2.4 Each Credit shall have a maximum availability of 90 days. Each Credit shall be payable at sight accompanied by negotiable documents of title properly endorsed in blank and such other documents as Bank may require, all in form and substance satisfactory to Bank.

2.5 Bank may for any reason, decline to accept any Application or issue any requested letter of credit. Notwithstanding the foregoing, the outstanding undrawn Credits shall never exceed the amount of three million dollars ($3,000,000) and no Credit shall be issued under this Agreement on or after July 1, 1995.

SECTION 3 - REPRESENTATIONS AND WARRANTS OF NORTHERN Northern represents and warrants to Bank as follows:

3.1 Northern is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified to do business and is in good standing in the State of Arizona and in each state it is doing business. Northern covenants to provide to Bank prior to execution of this Agreement and as a condition precedent to any obligation of Bank, a copy of Northern's Articles of Incorporation and organizational documents, evidence of good standing in the state of incorporation and of qualification to do business and good standing in the State of Arizona, together with proper corporate resolutions, certificates and such other documents as Bank may require.

3.2 Northern has full power and authority to own its properties and assets and carry on its business and is fully authorized and permitted to enter into this Agreement to execute any and all documentation required herein, and to perform under this Agreement upon the terms set forth herein, none of which conflicts with any provision with law or regulation applicable to Northern. This Agreement, and each Application will be a valid and binding legal obligation of Northern and enforceable in accordance with its terms. The financial statements of Northern heretofore or hereafter delivered to Bank are or will be correct and complete and presented in conformance with generally accepted accounting principals.

3.3 Upon payment (in conformance with the terms of each Credit) of drafts drawn under each Credit, Bank shall hold all of the related documents of title. So long as no event or condition shall exist that either itself or after notice or lapse of time, or both would constitute an Event of Default (as defined below), Bank shall release such documents of title to Northern, or designee, upon payment in full of all amounts, fees, charges and expenses with respect to such Credit.

3.4 The execution, delivery and performance by Northern of this Agreement, and each of the Applications will not result in any breach of the terms or conditions of, or constitute a default under any Agreement or instrument under which Northern is a party or is obligated. Northern is not in default in the performance or observance of any obligations, covenants or conditions of any such agreement or instrument.

3.5 No actions, suits or proceedings are pending or threatened against Northern that might materially and adversely affect Northern's performance under this Agreement or its financial condition, business or operations.

SECTION 4 - COVENANTS

4.1 (i) So long as any Credit is available or outstanding hereunder, Northern shall provide to Bank within 60 days after the end of each calendar month financial statements of Northern certified by its chief financial officer or director of finance, and (ii) within 90 days after the end of each calendar year, annual audited financial statements of Northern audited by independent certified public accountants reasonably acceptable to Bank.

SECTION 5 - CONDITIONS PRECEDENT

5.1 Prior to Bank's  consideration of any Applications,  Bank must have received
(a) a certified copy of resolutions of Northern's Board of Directors authorizing the execution, delivery and performance of this Agreement and any documents required to be delivered pursuant hereto, (b) certified signatures and evidence of incumbency of each officer of Northern authorized to sign this Agreement or any such document and (c) an executed original of this Agreement.

SECTION 6 - DEFAULT

6.1 The occurrence of any of the following events or conditions shall constitute an "Event of Default" under this Agreement:

                      (a) Any failure to pay any amount due under this Agreement or any Application, including without limitation all drawing amounts, fees, charges and expenses as and when the same shall become due and payable;

                      (b) Any failure or neglect to perform or observe any of the terms, provisions, or covenants of this Agreement or any Application;

                      (c) Any warranty or representation or statement contained in this Agreement or any Application, or made or furnished to Bank on behalf of Northern, shall prove to have been false when made or furnished;

                      (d) The filing by or against Northern of any proceeding under the Federal Bankruptcy laws now or hereafter existing or any similar statute now or hereafter in effect, or the appointment of a receiver, trustee, or custodian of all or any material portion of Northern's assets, or the insolvency of Northern;

                      (e) Any indebtedness for borrowed money, for which Northern is liable is not paid at its stated maturity or is declared or otherwise becomes due and payable prior to its stated maturity, or any event of default under any Application, loan or similar agreement to which Northern is now or hereafter a party, or other event of which any holder of indebtedness may declare the same due and payable, shall occur for more than the period of grace, if any, provided therein.

6.2 Without limitation to any rights or remedies available to Lender under each Application, upon the occurrence of any Event of Default and at any time thereafter while such Event of Default is continuing, Lender may do one of more of the following:

                      (a) Require Northern to deposit with Bank cash collateral equal to the outstanding undrawn amounts of all outstanding Credits; or

                      (b) Exercise rights of setoff with respect to the Account to satisfy the aggregate amount of any undrawn Credits, and all fees, charges, costs and expenses; or

                      (c) Avail  itself of any other  relief to which Lender may
           be  legally  or  equitably   entitled  under  this   Agreement,   the
           Application or otherwise at law or equity.

SECTION 7 - MISCELLANEOUS

7.1 This Agreement together with each Application embodies the entire agreement among the parties with regard to the subject matter hereof. There are no representations, promises, warranties, understandings or agreements expressed or implied, oral or otherwise in relation thereto, accept as expressly referred to or set forth herein or in the Application.

7.2 No promise, representation, warranty or agreement made subsequent to the execution and delivery of this Agreement by either party hereto, and no revocation, change, amendment or addition to or alteration or modification of this Agreement shall be valid unless the same shall be in writing signed by all parties hereto.

7.3        Time is expressly made of the essence of this Agreement.

7.4 All notices required or permitted to be given hereunder shall be given in writing and shall become effective upon actual delivery to the respective party or, if mailed, seventy-two (72) hours after deposited in the United States Mail, Certified or Registered, Postage Prepaid, addressed as shown below or to such other address as such party may from time to time designate together in writing.

7.5 Northern shall pay to or reimburse Bank promptly all reasonable costs and expenses, including but not limited to any fees and costs, Bank may pay or may incur in connection with the collection or enforcement with this Agreement or in any way arising under this Agreement.

7.6 This Agreement shall be governed by and construed according to laws of the State of Arizona.

7.7 This Agreement shall, except as herein as otherwise provided, be binding upon and inure to the benefit of the successors and assignments to the parties hereto; provided, however, no assignment by Northern of this Agreement or any right of Northern hereunder shall be binding upon Bank without Bank's prior, express, written consent.

7.8 Any dispute that may arise between any of the parties under and in any way related to the subject matter of this Agreement will be resolved by binding arbitration as provided in the Arbitration Program attached hereto as Exhibit "A" and incorporated herein by reference.

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.


"BANK"

FIRST INTERSTATE BANK OF ARIZONA, N.A.
100 West Washington Street, #773
Phoenix, Arizona 85003

By:
    -----------------------


Its:         VICE PRESIDENT
    -----------------------



"NORTHERN"

NORTHERN AUTOMOTIVE, INC., an Arizona corporation
P.O. Box 6030
Phoenix, Arizona 85005


By:
    -----------------------


Its:         PRESIDENT
    -----------------------

                                   EXHIBIT "A"

                               ARBITRATION PROGRAM


           (a) BINDING ARBITRATION. Upon the demand of Northern or Bank (collectively the "parties"), whether made before the institution of any judicial proceeding or not more than 60 days after service of a complaint, third party complaint, cross-claim or counterclaim or any answer thereto or any amendment to any of the above, any Dispute (as defined below) shall be resolved by binding arbitration in accordance with the terms of this arbitration clause. A "Dispute" shall include any action, dispute, claim, or controversy of any kind, whether founded in contract, tort, statutory or common law, equity, or otherwise, now existing or hereafter occurring between the parties arising out of, pertaining to or in connection with this Agreement or any related agreements, documents, or instruments (the "Documents"). The parties understand that by this Agreement they have decided that the Disputes may be submitted to arbitration rather than being decided through litigation in court before a judge or jury and that once decided by an arbitrator the claims involved cannot be brought, filed or pursued in court.

           (b) GOVERNING RULES. Arbitrations conducted pursuant to this Agreement, including selection of arbitrators, shall be administered by the American Arbitration Association ("Administrator") pursuant to the Commercial Arbitration rules of the Administrator. Arbitrations conducted pursuant to the terms hereof shall be governed by the provisions of the Federal Arbitration Act (Title 9 of the United States Code), and to the extent the foregoing are inapplicable, unenforceable or invalid, the laws of the State of Arizona. Judgment upon any award rendered hereunder may be entered in any court having jurisdiction; provided, however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. sec.91 or similar governing state law. Any party who fails to submit to binding arbitration following a lawful demand by the opposing party shall bear all costs and expenses, including reasonable attorney's fees, incurred by the opposing party in compelling arbitration of any Dispute.

           (c) NO WAIVER, PRESERVATION OF REMEDIES MULTIPLE PARTIES. No provision of, nor the exercise of any rights under, this arbitration clause shall limit the right of any party to (1) foreclose against any real or personal property collateral or other security, (2) exercise self-help remedies (including repossession and setoff rights) or (3) obtain provisional or ancillary remedies such as injunctive relief, sequestration, attachment, replevin, garnishment, or the appointment of a receiver from a court having jurisdiction. Such rights can be exercised at any time except to the extent such action is contrary to a final award or decision in any arbitration proceeding. The institution and maintenance of an action as described above shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration, nor render inapplicable the compulsory arbitration provisions hereof. Any claim or dispute related to exercise of any self-help, auxiliary or other exercise of rights under this section (c) shall be a Dispute hereunder.

           (d) ARBITRATOR POWERS AND QUALIFICATIONS; AWARDS. Arbitrator(s) shall resolve all Disputes in accordance with the applicable substantive law. Arbitrator(s) may make an award of attorneys' fees and expenses if permitted by law or the agreement of the parties. All statutes of limitation applicable to any Dispute shall apply to any proceeding in accordance with this arbitration clause. Any arbitrator selected to act as the only arbitrator in a Dispute shall be required to be a practicing attorney with not less than 10 years practice in commercial law in the State of Arizona. With respect to a Dispute in which the claims or amounts in controversy do not exceed five hundred thousand dollars ($500,000), a single arbitrator shall be chosen and shall resolve the Dispute. In such case the arbitrator shall have authority to render an award up to but not to exceed five hundred thousand dollars ($500,000) including all damages of any kind whatsoever, costs, fees and expenses. Submission to a single arbitrator shall be a waiver of all parties' claims to recover more than five hundred thousand dollars ($500,000). A Dispute involving claims or amounts in controversy exceeding five hundred thousand dollars ($500,000) shall be decided by a majority vote of a panel of three arbitrators ("Arbitration Panel"). An Arbitration Panel shall be composed of one arbitrator who would be qualified to sit as a single arbitrator in a Dispute decided by one arbitrator, one who has at least ten years experience in commercial lending and one who has at least ten years experience in the Northern's industry. Arbitrator(s) may, in the exercise of their discretion, at the written request of a party in any Dispute, (1) consolidate in a single proceeding any multiple party claims that are substantially identical and all claims arising out of a single loan or series of loans including claims by or against Northern(s), guarantors, sureties and or owners of collateral if different from the Northern, and (2) administer multiple arbitration claims as class actions in accordance with Rule 23 of the Federal Rules of Civil Procedure. The arbitrator(s) shall be empowered to resolve any Dispute regarding the terms of this Agreement or the arbitrability of any Dispute or any claim that all or any part (including this provision) is void or voidable but shall have no power to change or alter the terms of this Agreement. The award of the arbitrator(s) shall be in writing and shall specify the factual and legal basis for the award.

           (e) MISCELLANEOUS. To the maximum extent practicable, the Administrator, the arbitrator(s) and the parties shall take any action necessary to require that an arbitration proceeding hereunder be concluded within 180 days of the filing of the Dispute with the Administrator. The arbitrator(s) shall be empowered to impose sanctions for any party's failure to proceed within the times established herein. Arbitration proceedings hereunder shall be conducted in Arizona at a location determined by the Administrator. In any such proceeding a party shall state as a counterclaim any claim which arises out of the transaction or occurrence or is in any way related to the Documents which does not require the presence of a third party which could not be joined as a party in the proceeding. The provisions of this arbitration clause shall survive any termination, amendment, or expiration of the Documents and repayment in full of sums owed to Bank by Northern unless the parties otherwise expressly agree in writing. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or as required by applicable law or regulation.

                         NORTHERN AUTOMOTIVE CORPORATION

                    CERTIFICATION AS TO BORROWING RESOLUTION

           The undersigned, David Vieweg, the duly elected, qualified and acting Secretary of Northern Automotive Corporation, an Arizona corporation (the "Corporation"), hereby certifies that the following is a true and correct copy of a Resolution of the Board of Directors of said corporation adopted and duly recorded in the Minutes of said Board of Directors:

                      RESOLVED, that in order to obtain financing for this Corporation, the Chairman of the Board, the Vice Chairman, the President, the Chief Executive Officer and the Chief Financial Officer of this Corporation, be, and they each hereby are, authorized and empowered from time to time, to sign and borrow upon the credit of this Corporation from any banking or lending institution such sum or sums as they deem necessary; to sign and deliver any notes, applications for letters of credit or other evidences of indebtedness as may be requested by such bank or lending institution; to grant security interests in, pledge, mortgage and/or otherwise encumber personal or real property which this Corporation may own or in which it may have any interest for the purpose of securing the payment of any indebtedness or liability, contingent or otherwise, of this Corporation to such bank or lending institution; to sign, endorse, accept, make, execute, and deliver, discount or rediscount, any and all notes, drafts, checks, bills of exchange or acceptances, or other commercial paper or documents on behalf of and in the name of this Corporation; to guaranty debts or obligations incurred for the benefit of this Corporation or third parties; and to sign and deliver to such bank or lending institution on behalf of the Corporation such other documents, receipts (trust or otherwise), bills of sale, security agreements, deeds of trust, mortgages, hypothecations, deeds, pledges, guaranties, other instruments and any modifications, extensions, amendments or revisions to the foregoing which such bank or lending institution may require in the course of its dealings with this Corporation.

                      RESOLVED, that all actions taken pursuant to these Resolutions shall be subject to, and in accordance with, the terms and conditions of any covenants or agreements to which the Corporation is bound.

                      RESOLVED, that each one of the above-named officers of this Corporation is conferred with a general authority to deal on behalf and in the name of this Corporation with such bank or lending institution, including all transactions of this Corporation with such banking or lending institution without specifically enumerating them herein.

                      RESOLVED, that each of the above-named officers may authorize other officers or employees of the Corporation to take any actions such named officer may take pursuant to the aforementioned resolution.

           The undersigned does hereby further certify that the foregoing Resolution has not been amended, annulled, rescinded or revoked and that the same is still in full force and effect.

           IN WITNESS WHEREOF, I hereunto set my hand and the seal of the Corporation on January 16, 1995.

                                               /S/    DAVID VIEWEG
                                               ------------------------
                                               David Vieweg
                                               Secretary